Exhibit 10.1

EXTENSION AND MODIFICATION AGREEMENT

Kodak Brothers Real Estate Cash Flow Fund, LLC

3555 Bee Cave Rd., Ste. 609

Austin, Texas 78746

July 10, 2019

Victory Oilfield Tech, Inc.

3555 Bee Cave Rd., Ste. 608

Austin, Texas 78746

Gentlemen:

Reference is made to that certain Loan Agreement, dated as of July 31, 2018, among Victory Oilfield Tech, Inc., a Delaware corporation (“Borrower”), and Kodak Brothers Real Estate Cash Flow Fund, LLC, a Texas limited liability company (“Lender”) (as it may be further amended, restated, supplemented or otherwise modified through the date hereof, the “Loan Agreement”), regarding a loan made by Lender to Borrower in the original principal amount of $375,000. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

The Note referenced in the Loan Agreement provided for an initial Maturity Date of March 31, 2019. Borrower, as Maker under the Note, subsequently exercised the Term Option referenced in Section 1(a) of the Note, thereby extending the Maturity Date until June 30, 2019.

Lender and Borrower now wish to extend and modify the terms of the Loan contemplated by the Loan Agreement as set forth in this letter agreement.

Lender and Borrower, by execution of this letter agreement (this “Extension and Modification Agreement”) hereby agree as follows, with such agreement to be effective as of June 30, 2019 (the “Effective Date”):

1. Extension. The Maturity Date set forth in the Note is hereby extended from June 30, 2019 to September 30, 2019. Accordingly, all references to the “Maturity Date” contained in the Loan Documents are hereby deemed amended to reference September 30, 2019. Such extension is effective for all purposes under the Loan Documents, provided, however, that such extension is made without prejudice to Lender’s rights under the Loan Documents or applicable law to accelerate maturity of the Loan and Note (and Guarantor’s obligations under the Guaranty), to receive interest at the Default Rate, or to exercise any other permissible and lawful rights or remedies against Borrower or Guarantor upon occurrence of an Event of Default, which rights are fully reserved by Lender.

Victory Oilfield Tech, Inc.

July 10, 2019

2. Modification of Interest Rate. The Base Rate set forth in Section 1(c) of the Note is hereby agreed to be increased from 10% per annum, simple interest to Fifteen Percent (15.0%) per annum, simple interest effective as of the Effective Date. Accordingly, all references to the “Base Rate” contained in the Loan Documents are hereby deemed amended to reference Fifteen Percent (15.0%) per annum, simple interest effective as of the Effective Date.

3. Payment of Interest. Upon its execution of this letter agreement, Borrower will pay to Lender interest on the Loan for the third quarter of 2019 in the amount of $14,062.50.

4. Payment of Extension Fee. Upon its execution of this letter agreement, Borrower will pay to Lender’s Manager Kodak Brothers Capital Management, LLC, an extension fee in the amount of

$14,062.50.

5. Representations and Warranties.

A.	Each party represents and warrants that it has all requisite power and authority to enter into this letter agreement, and that such party’s execution and delivery of this letter agreement has been duly authorized by all necessary action on the part of such party.

B.	Each party further acknowledges and agrees that the Loan Documents, as amended (including as amended and modified by this letter agreement), shall continue in full force and effect and that its rights and obligations thereunder shall not be impaired or limited by the execution or effectiveness of this letter agreement.

C.	Each party represents and warrants that, after giving effect to the amendments and other agreements made in this letter agreement, all representations and warranties made by it in each Loan Document are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

D.	No registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority is or will be required in connection with the execution and delivery by each party of this letter agreement.

E.	This letter agreement has been duly executed and delivered by each of the parties and is the legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.	After giving effect to the amendments and other agreements made in this letter agreement, each of Borrower and Guarantor represent and warrant to Lender that no event has occurred and is continuing that would constitute an Event of Default or a Default.

Victory Oilfield Tech, Inc.

July 10, 2019

6. Agreement by Co-Lenders under Intercreditor Agreement. Each of Stewart Matheson (“Matheson”) and Visionary Private Equity Group I, LP (“VPEG”), as other secured lenders to Borrower and as other Lenders to Borrower under that certain Intercreditor Agreement by and among Borrower, Kodak, Matheson, and VPEG I (as such terms are defined therein) dated July 31, 2018 (the “Intercreditor Agreement”), join in the execution of this letter agreement to evidence their respective consent and agreement to Borrower’s entry into this letter agreement and Borrower’s agreement to be bound by the terms and provisions hereof, and to acknowledge that Borrower’s entry into this letter agreement does not as of the date hereof, and will not with the passage of time, constitute an Event of Default under the Intercreditor Agreement, the Matheson Loan Documents, or the VPEG Loan Documents, respectively.

Upon the execution of a counterpart of this letter agreement by each of Borrower and Lender, and by each of Matheson and VPEG, the receipt by each such party of a fully executed copy hereof (including by way of counterparts and by electronic delivery) and the payment by Borrower of any fees or other payments required in connection herewith, this letter agreement and the conversions, extensions and other agreements contemplated herein shall become effective as of June 30, 2019. Borrower and Lender agree that the aggregate principal amount of the Loan is $375,000 as of the date of this letter agreement.

After the effectiveness of this letter agreement in accordance with the preceding paragraph, this letter agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 8.5 of the Loan Agreement.

THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

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Victory Oilfield Tech, Inc.

July 10, 2019

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Very truly yours,

Kodak Brothers Real Estate Cash Flow Fund, LLC,
By: Kodak Brothers Capital Management, LLC, its manager

By:	/s/ Scott C Kodak
Scott Kodak, Manager

Address:	3355 Bee Cave Road,
Suite 609
Austin, Texas 78746

ACCEPTED AND AGREED AS OF THE EFFECTIVE DATE:

BORROWER:

Victory Oilfield Tech, Inc.

By:	/s/ Kevin DeLeon
	Name:	Kevin DeLeon
	Title:	Interim CEO

Date:	7/11/2019

GUARANTOR:

Pro-Tech Hardbanding Services, Inc.

By:	/s/ Shawn Grucella
	Name:	Shawn Grucella
	Title:	General Manager

Date:	7/11/2019

[Additional Signatures Follow]

Victory Oilfield Tech, Inc.

July 10, 2019

The undersigned, in their respective capacities as other secured lenders to Borrower, and as additional Lenders to Borrower under the Intercreditor Agreement, join in execution of this letter agreement for the purposes set forth in Section 6 above.

/s/ Stewart Matheson
Stewart Matheson

Date:	7/11/2019

Visionary Private Equity Group I LP

By: Visionary PE GP I, LLC, its General Partner

By:	/s/ Dr. Ronald Zamber
	Name:	Dr. Ronald Zamber
	Title:	Chairman

Date:	7/11/2019